Exhibit 99.2

Digital Realty Trust, Inc.

Second Quarter 2005

Supplemental Operating and Financial Data

June 30, 2005

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitation to buy securities of Digital Realty

Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

Digital Realty Trust, Inc.

Second Quarter 2005

This supplemental package contains forward-looking statements within the meaning of the federal securities laws. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following: adverse economic or real estate developments in our markets or the technology industry; general and local economic conditions; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; our inability to manage growth effectively; our failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; possible adverse changes to tax laws; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in foreign currency exchange rates; and changes in real estate and zoning laws and increases in real property tax rates. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Digital Realty Trust, Inc.

Second Quarter 2005

Corporate Information

Corporate Profile

Digital Realty Trust is firmly positioned at the crossroads of real estate and technology and focuses solely on the ownership of technology real estate:

•	We own and operate properties that are critical to the operations of our tenants;

•	As of June 30, 2005, our portfolio is primarily located in 15 major metropolitan areas in the United States and Europe;

•	We concentrate on areas within the technology industry that we believe have growth potential. As such, we emphasize properties that provide the infrastructure for sectors such as corporate enterprise data centers, disaster recovery and business continuity, electronic commerce and the security of stored or transmitted electronic data.

As of June 30, 2005, our 33 property portfolio, totaling 7.8 million square feet, consists mainly of highly improved properties containing specialized facilities that play a critical role in our tenants' operations and in the delivery of services to their customers. We maintain a significant focus on Internet gateway and data center properties that are located at the junction of major high-speed data networks that deliver Internet, data, voice, video, wireless and satellite services.

Our tenant base includes media, communications and technology-based businesses, Internet enterprises and Fortune 1000 companies. Our tenants' operations typically require specially designed and engineered facilities that maintain sophisticated security systems, robust and redundant power services, backup power systems, redundant air conditioning systems and advanced fire suppression systems.

Corporate Headquarters

560 Mission Street, Suite 2900

San Francisco, California 94105

Telephone:	(415) 738-6500
Facsimile:	(415) 738-6501
Web site:	www.digitalrealtytrust.com

Senior Management

Richard A. Magnuson	Executive Chairman
Michael F. Foust	Chief Executive Officer
A. William Stein	Chief Financial Officer and Chief Investment Officer
Scott E. Peterson	Senior Vice President, Acquisitions
Christopher J. Crosby	Vice President, Sales

Investor Relations

To request an Investor Relations package or be added to our e-mail distribution list, please contact us at:

Web site: www.digitalrealtytrust.com (Go to Information Request in the Investor Relations section)

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available at our website www.digitalrealtytrust.com.

Digital Realty Trust, Inc.

Second Quarter 2005

Investor Information

Analyst Coverage

Credit Suisse First Boston	Merrill Lynch
Andrew Rosivach	Brian Legg
(212) 325-6205	(212) 449-1153

JMP Securities	RBC Capital Markets
William Marks	David Copp
(415) 835-8944	(415) 633-8558

KeyBanc Capital Markets	SmithBarney Citigroup
Richard Moore	Jonathan Litt
(216) 443-2815	(212) 816-0231

Quarterly Reporting Schedule

Quarterly results will be announced according to the following anticipated schedule:

Second Quarter	August 9, 2005
Third Quarter	Mid November 2005
Fourth Quarter and Year End	TBD

Stock Listing

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series A Preferred Stock:	DLRPA

Note that symbols may vary by stock quote provider.

Digital Realty Trust, Inc.

Second Quarter 2005

Stock Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	1st Quarter 2005	2nd Quarter 2005
High Price *	$14.81	$17.49
Low Price *	$12.50	$13.67
Closing Price, end of period *	$14.37	$17.38
Average daily trading volume *	94,884	94,248
Indicated dividend per share **	$0.975	$0.975
Closing dividend yield, end of period	6.8%	5.6%
Closing shares and units outstanding (thousands), end of period	52,943	52,943
Closing market value of shares and units outstanding (thousands), end of period	$760,787	$920,145

The following summarizes recent activity of Digital Realty’s Series A preferred stock (DLRPA):

	2/9/05 to 3/31/05	2nd Quarter 2005
High Price *	$26.63	$26.70
Low Price *	$25.90	$25.85
Closing Price, end of period *	$26.00	$25.97
Indicated dividend per share **	$2.125	$2.125
Closing dividend yield, end of period	8.2%	8.2%
Closing shares outstanding (thousands), end of period	4,140	4,140
Closing market value of shares outstanding (thousands), end of period	$107,640	$107,516

*	New York Stock Exchange trades only

**	On an annual basis

Digital Realty Trust, Inc.

Ownership Structure

As of June 30, 2005 (1)

Limited Partner	# of Units (6)	% Ownership (2)
Digital Realty Trust, Inc.	21,421,300	40.5%
GI Partners, LLC	23,699,359	44.8%
Cambay Tele.com, LLC (7)	5,903,124	11.1%
Wave Exchange, LLC (7)	32,722	0.1%
Pacific-Bryan Partners, L.P. (8)	395,665	0.7%
Directors, Executive Officers and Others	1,490,561	2.8%

Total	52,942,731	100.0%

(1)	Excludes the effects of the issuance of 5,780,891 shares of common stock and 2,530,000 shares of Series B Cumulative Redeemable Preferred Stock on July 26, 2005 in exchange for gross proceeds of approximately $166.2 million.

(2)	Excludes shares issuable with respect to stock options that have been granted but are not yet exercisable.

(3)	Reflects limited partnership interests held by our officers and directors in the form of vested long-term incentive units.

(4)	This property is held through a taxable REIT subsidiary.

(5)	We indirectly own a 98% interest in a subsidiary that holds the fee simple interest in this property. An unrelated third party holds the remaining 2% interest in this subsidiary.

(6)	The total number of units includes 21,421,300 shares of common stock and 31,521,431 common units.

(7)	These third-party contributors received the units (along with cash and the operating partnership assuming debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities.

(8)	This third-party contributor received the units in exchange for a 10% minority interest in the Univison Tower property.

Digital Realty Trust, Inc.

Pro Forma Ownership Structure

As of June 30, 2005 (1)

Limited Partner	# of Units (6)	% Ownership (2)
Digital Realty Trust, Inc.	27,292,191	46.4%
GI Partners, LLC	23,699,359	40.3%
Cambay Tele.com, LLC (7)	5,903,124	10.0%
Wave Exchange, LLC (7)	32,722	0.1%
Pacific-Bryan Partners, L.P. (8)	395,665	0.7%
Directors, Executive Officers and Others	1,490,561	2.5%

Total	58,813,622	100.0%

(1)	Includes the effects of the issuance of 5,780,891 shares of common stock and 2,530,000 shares of Series B Cumulative Redeemable Preferred Stock on July 26, 2005 in exchange for gross proceeds of approximately $166.2 million.

(2)	Excludes shares issuable with respect to stock options that have been granted but are not yet exercisable.

(3)	Reflects limited partnership interests held by our officers and directors in the form of vested long-term incentive units.

(4)	This property is held through a taxable REIT subsidiary.

(5)	We indirectly own a 98% interest in a subsidiary that holds the fee simple interest in this property. An unrelated third party holds the remaining 2% interest in this subsidiary.

(6)	The total number of units includes 27,292,191 shares of common stock and 31,521,431 common units.

(7)	These third-party contributors received the units (along with cash and the operating partnership assuming debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets an

(8)	This third-party contributor received the units in exchange for a 10% minority interest in the Univison Tower property.

Digital Realty Trust, Inc.

Second Quarter 2005

Properties Acquired

For the three months ended June 30, 2005

Property	Metropolitan Area	Date Acquired	Purchase Price (in millions)	Net Rentable Square Footage of Property	Total Square Footage Held for Redevelopment	Percentage of Total Rentable Square Footage of Property Occupied (1)	Major Tenant(s)
Lakeside Technology Center	Chicago	May 2005	$141.6	805,150	290,000	94.2%	Qwest Communications International, Inc.
Ameriquest Data Center	Denver	June 2005	$16.5	82,229	—	100.0%	Ameriquest
Savvis Data Center 2	Silicon Valley	June 2005	$27.4	167,932	—	100.0%	Savvis Communications Corp.
Savvis Data Center 3	Los Angeles	June 2005	$18.6	113,606	—	100.0%	Savvis Communications Corp.
Savvis Data Center 4	Silicon Valley	June 2005	$18.3	103,940	—	100.0%	Savvis Communications Corp.
Savvis Data Center 5	Silicon Valley	June 2005	$16.4	90,139	—	100.0%	Savvis Communications Corp.
Savvis Office Building	Silicon Valley	June 2005	$11.8	84,383	—	100.0%	Savvis Communications Corp.

			$250.6	1,447,379	290,000	96.8%

(1)	The property at Lakeside Technology Center has a total of 1,095,150 square feet, including approximately 290,000 square feet held for redevelopment. The occupancy percentage presented excludes the space available for redevelopment.

Digital Realty Trust, Inc.

Second Quarter 2005

Key Financial Data

(Dollars in thousands, except per share data)

	For the three months ended or as of
	6/30/2005		3/31/2005		12/31/2004		9/30/2004	6/30/2004	3/31/2004
Shares and Units
Common Shares Outstanding	21,421,300		21,421,300		21,421,300		N/A	N/A	N/A
Common Units Outstanding	31,521,431		31,521,431		31,521,431		N/A	N/A	N/A

Total Shares and Operating Partnership Units	52,942,731		52,942,731		52,942,731		N/A	N/A	N/A

Market Capitalization
Market Value of Common Equity (1)	920,145		760,787		713,139		N/A	N/A	N/A
Stated Value of Preferred Equity	103,500		103,500		N/A		N/A	N/A	N/A
Total Debt	765,687		515,701		519,498		551,351	473,896	318,199

Total Market Capitalization	1,789,332		1,379,988		1,232,637		N/A	N/A	N/A

Total Debt/Total Market Capitalization	42.8%		37.4%		42.1%		N/A	N/A	N/A
Selected Balance Sheet Data
Book Value of Real Estate Assets before Depreciation	1,099,699		889,803		818,392		675,204	602,805	433,123
Total Assets	1,368,256		1,099,727		1,013,287		822,189	731,237	513,968
Total Liabilities	856,617		579,393		584,229		593,699	509,684	346,545
Selected Operating Data
Revenue	49,663		39,643		36,205		29,346	22,800	18,770
Expenses (including interest expense)	42,189		34,748		51,774		25,959	19,806	15,263
Interest Expense	9,289		8,121		8,657		7,926	4,065	3,813
Net Income (Loss)	4,335		2,739		(5,359)		3,359	3,096	3,461
Net Income Allocable to Common Stockholders	2,136		1,468		—		—	—	—
Financial Ratios
EBITDA (2)	31,091		25,519		N/A		N/A	N/A	N/A
Cash interest expense (2)	8,086		7,416		N/A		N/A	N/A	N/A
Debt Service Coverage Ratio (2)	3.8		3.4		N/A		N/A	N/A	N/A
Fixed Charges (3)	12,266		10,525		N/A		N/A	N/A	N/A
Fixed Charge Coverage Ratio (3)	2.5		2.4		N/A		N/A	N/A	N/A
EPS, FFO and AFFO
Basic Net Income per share	$0.10		$0.07		$(0.30	) (4)	N/A	N/A	N/A
Diluted Net Income per share	$0.10		$0.07		$(0.30	) (4)	N/A	N/A	N/A
Diluted FFO per share (5)	$0.37		$0.30		$(0.17)		N/A	N/A	N/A
Diluted AFFO per share (5)	$0.31		$0.24		N/A		N/A	N/A	N/A
Dividends per share and common unit	$0.24		$0.24		$0.16		N/A	N/A	N/A
Diluted FFO payout ratio (6)	65.8%		81.3%		N/A		N/A	N/A	N/A
Portfolio Statistics
Properties	33		26		24		20	18	14
Net rentable square feet	7,791,110		6,303,226		5,652,700		4,796,996	4,252,058	2,989,266
Occupancy at end of quarter	89.7	% (7)	88.9	% (8)	88.4%		89.4%	89.3%	88.8%

(1)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

(2)	Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA divided by cash interest expense. For a definition of cash interest expense, see page 16. For a discussion of EBITDA, see page 25. For a quantitative reconciliation of the differences between EBITDA and net income, see page 14.

(3)	Calculated as EBITDA divided by fixed charges. For a definition of fixed charges, see page 16.

(4)	The net loss per common share - basic and diluted is for the period from November 3, 2004 to December 31, 2004. This may not be comparable future net income (loss) per common share since it includes the effect of various IPO-related charges.

(5)	For a definition and discussion of FFO, see page 25. For a quantitative reconciliation of the differences between FFO and net income, see page 12. For a quantitative reconciliation of the difference between FFO and AFFO see page 13.

(6)	Calculated as dividend declared per common share divided by FFO per common share - diluted.

(7)	Excludes 397,503 square feet of space held for development.

(8)	Excludes 107,503 square feet of space held for development.

Note: The Predecessor is not a legal entity; rather it is a combination of certain of the real estate subsidiaries of Global Innovation Partners, LLC, a Delaware limited liability company (GI Partners) along with an allocation of certain assets, liabilities, revenues and expenses of GI Partners related to the real estate held by such subsidiaries. The financial statements presented are the consolidated financial statements of the Company. The financial statements presented for periods prior to November 3, 2004 are the combined financial statements of the Predecessor.

Digital Realty Trust, Inc.

Second Quarter 2005

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Investments in real estate
Land	$172,919	$129,112
Acquired ground lease	1,477	1,477
Buildings and improvements	810,740	613,058
Tenant improvements	114,563	74,745

Investments in real estate	1,099,699	818,392
Accumulated depreciation and amortization	(45,098)	(30,980)

Net investments in real estate	1,054,601	787,412
Cash and cash equivalents	3,982	4,557
Accounts and other receivables	5,021	3,051
Deferred rent	17,165	12,236
Acquired above market leases, net	49,770	43,947
Acquired in place lease value and deferred leasing costs, net	201,690	136,721
Deferred financing costs, net	7,711	8,236
Restricted cash	24,961	14,207
Other assets	3,355	2,920

Total Assets	$1,368,256	$1,013,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
Notes payable under line of credit	$188,000	$44,000
Mortgage loans	555,687	453,498
Other secured loans	22,000	22,000
Accounts payable and other accrued liabilities	24,416	12,789
Accrued dividends and distributions	—	8,276
Acquired below market leases, net	58,513	37,390
Security deposits and prepaid rents	8,001	6,276

Total Liabilities	856,617	584,229

Commitments and contingencies	—	—
Minority interests in consolidated joint ventures	145	997
Minority interests in operating partnership	245,417	254,862
Stockholders’ equity:
Preferred Stock; $0.01 par value, 20,000,000 authorized: 8.50% Series A Cumulative Redeemable Preferred Stock, $103,500,000 liquidation preference ($25.00 per share), 4,140,000 issued and outstanding	99,297	—
Common Stock; $0.01 par value; 100,000,000 authorized, 21,421,300 shares issued and outstanding	214	214
Additional paid-in capital	182,140	182,411
Dividends in excess of earnings	(16,357)	(9,517)
Accumulated other comprehensive income, net	783	91

Total Stockholders’ Equity	266,077	173,199

Total Liabilities and Stockholders’ Equity	$1,368,256	$1,013,287

Digital Realty Trust, Inc.

Second Quarter 2005

Consolidated and Combined Statements of Operations

(unaudited and in thousands, except share data)

	Three Months Ended
	6/30/2005	3/31/2005	12/31/2004		9/30/2004	6/30/2004	3/31/2004
Revenues
Rental	$37,604	$32,691	$29,981		$24,666	$18,433	$16,028
Tenant reimbursements	8,113	6,520	6,174		4,658	2,669	2,728
Other	3,946	432	50		22	1,698	14

Total Revenues	49,663	39,643	36,205		29,346	22,800	18,770

Expenses
Rental property operating and maintenance	9,718	7,145	7,349		5,336	3,283	3,006
Property taxes	4,910	3,681	3,084		2,417	2,115	1,718
Insurance	530	599	696		617	321	241
Interest	9,289	8,121	8,657		7,926	4,065	3,813
Asset management fees to related party	—	—	266		797	796	796
Depreciation and amortization	14,328	12,143	10,576		8,604	6,711	5,507
General and administrative	2,453	2,413	20,774		86	65	92
Net loss from early extinguishment of debt	—	125	283		—	—	—
Other	961	521	89		176	2,450	90

Total Expenses	42,189	34,748	51,774		25,959	19,806	15,263

Income (loss) before minority interests	7,474	4,895	(15,569)		3,387	2,994	3,507
Minority interests in consolidated joint ventures	4	3	(4)		(28)	102	(46)
Minority interests in operating partnership	(3,143)	(2,159)	10,214		—	—	—

Net income (loss)	4,335	2,739	$(5,359)		$3,359	$3,096	$3,461

Dividends to preferred stockholders	(2,199)	(1,271)

Net income allocable to common stockholders	$2,136	$1,468

Net income (loss) per common share - basic and diluted	$0.10	$0.07	$(0.30	) (1)
Weighted-average shares outstanding - basic	21,421,300	21,421,300	20,770,875
Weighted-average shares outstanding - diluted	21,584,913	21,535,485	20,770,875
Weighted-average fully diluted shares and units	53,106,344	53,056,916	52,942,731

(1)	The net loss per common share - basic and diluted is for the period from November 3, 2004 to December 31, 2004. This may not be comparable future net income (loss) per common share since it includes the effect of various IPO-related charges.

Digital Realty Trust, Inc.

Second Quarter 2005

Funds From Operations

(unaudited and in thousands, except share data)

	Three Months Ended
	6/30/2005	3/31/2005	12/31/2004		9/30/2004	6/30/2004	3/31/2004
Reconciliation of net income (loss) to funds from operations:
Net income (loss) allocable to common stockholders	$2,136	$1,468	$(5,359)		$3,359	$3,096	$3,461
Adjustments:
Minority interests in operating partnership	3,143	2,159	(10,214)		—	—	—
Real estate related depreciation and amortization	14,318	12,143	10,576		8,604	6,711	5,507

Funds from operations available to common stockholders and unitholders (FFO)	$19,597	$15,770	$(4,997)		$11,963	$9,807	$8,968

FFO per share - basic and diluted	$0.37	$0.30	$(0.17	)(1)	N/A	N/A	N/A

Weighted-average shares outstanding - basic	52,943	52,943	52,943		N/A	N/A	N/A
Weighted-average shares outstanding - diluted	53,106	53,057	52,943		N/A	N/A	N/A

(1)	The FFO per share - basic and diluted is for the period from November 3, 2004 to December 31, 2004. This may not be comparable future net income (loss) per common share since it includes the effect of various IPO-related charges.

Note: For a definition and discussion of FFO, see page 25.

Digital Realty Trust, Inc.

Second Quarter 2005

Adjusted Funds From Operations

(unaudited and in thousands)

	Three Months Ended
	6/30/2005	3/31/2005
Reconciliation of net income (loss) to funds from operations:
Funds from operations available to common stockholders and unitholders (FFO)	$19,597	$15,770
Adjustments:
Non real estate depreciation	10	—
Amortization of deferred financing costs	707	675
Non cash compensation	44	52
Loss from early extinguishment of debt	—	125
Straight line rents	(2,483)	(2,553)
Fair value lease revenue amortization	(230)	(439)
Capitalized leasing payroll	(127)	—
Recurring capital expenditures and tenant improvements	(732)	(519)
Capitalized leasing commissions	(579)	(180)

Adjusted Funds from operations available to common stockholders and unitholders (AFFO)	$16,207	$12,931

Note: For a definition and discussion of AFFO, see page 25.

Digital Realty Trust, Inc.

Second Quarter 2005

Reconciliation of Earnings Before Interest Taxes and Depreciation and Amortization

	Three Months Ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Reconciliation of net income (loss) to earnings before interest, taxes and depreciation and amortization (EBITDA(1)):
Net income (loss)	$4,335	$2,739	$(5,359)	$3,359	$3,096	$3,461
Add: Minority interests	3,139	2,156	(10,210)	28	(102)	46
Interest	9,289	8,121	8,657	7,926	4,065	3,813
Depreciation and amortization	14,328	12,143	10,576	8,604	6,711	5,507

EBITDA	$31,091	$25,159	$3,664	$19,917	$13,770	$12,827

(1)	For the definition and discussion of EBITDA, see page 25.

Digital Realty Trust, Inc.

Second Quarter 2005

Capital Structure

As of June 30, 2005

Consolidated Debt

(in thousands)

Aggregate Principal June 30, 2005
Mortgage and Other Secured Loans Payable	$577,687
Unsecured Credit Facility	188,000

Total Debt	$765,687

Equity

(in thousands)

	Shares Outstanding	Total Liquidation Preference
Preferred Stock	4,140	$103,500

	Shares & Units Outstanding	Market Value (1)
Common Stock	21,421.3	$372,302
Operating Partnership Units	31,521.4	452,963

Total Common Equity	52,942.7	$825,265

Total Market Capitalization		$1,694,452

(1)	Value based on June 30, 2005 closing price of $17.38.

Digital Realty Trust, Inc.

Second Quarter 2005

Consolidated Debt Analysis

(in thousands)

	Maturity Date	Principal Balance as of June 30, 2005	% of Debt	Interest Rate as of June 30, 2005
Floating Rate Debt
Carrier Center-Mortgage	November 11, 2007 (1)	$25,743	3.4%	7.59%
Maxtor Manufacturing Facility-Mortgage	December 31, 2006 (2)	17,752	2.3%	5.04%
Ardenwood Corporate Park, NTT/Verio Premier Data Center, VarTec Building-Mezzanine	August 9, 2006 (3)	22,000	2.9%	9.09%
Unsecured Credit Facility	November 3, 2007	188,000	24.6%	4.97%

Total Unhedged Floating Rate Debt		253,495	33.2%
Fixed Rate Debt
Secured Term Debt	November 11, 2014	153,878	20.1%	5.65%
Lakeside Technology Center	June 9, 2008 (2)	100,000	13.1%	5.54	% (4)
Univision Tower-Mortgage	November 6, 2009	57,612	7.5%	6.04%
200 Paul Avenue-Mortgage	July 1, 2006 (2)	45,796	6.0%	6.42	% (4)
Ardenwood Corporate Park, NTT/Verio Premier Data Center, VarTec Building-Mortgage	August 9, 2006 (3)	43,000	5.5%	4.93	% (4)
Stanford Place II-Mortgage	January 1, 2009	26,000	3.4%	5.14%
Camperdown House-Mortgage	October 31, 2009	25,083	3.3%	6.85%
Granite Tower-Mortgage	January 1, 2009	21,420	2.8%	4.72	% (4)
100 Technology Center Drive-Mortgage	April 1, 2009	20,000	2.6%	5.22	% (4)
MAPP Building-Mortgage	March 1, 2032	9,723	1.3%	7.62%
AT&T Web Hosting Facility-Mortgage	December 1, 2006 (2)	8,775	1.1%	5.37	% (4)

Total Fixed Rate Debt		511,287	66.7%
Debt Premium - MAPP Building		905	0.1%

Total Consolidated Debt		$765,687	100.0%

(1)	A one-year extension option is available.

(2)	Two one-year extensions are available.

(3)	A 13-month extension and a one-year extension are available.

(4)	Mortgage loans subject to interest rate swap agreements. The interest rates on the mortgage loans, adjusted for the interest rate swap agreements are as follows:

Lakeside Technology Center	6.23%
200 Paul Avenue-Mortgage	6.26%
Ardenwood Corporate Park, NTT/Verio Premier Data Center, VarTec Building-Mortgage	4.84%
Granite Tower-Mortgage	4.95%
100 Technology Center Drive-Mortgage	5.52%
AT&T Web Hosting Facility-Mortgage	5.18%

Credit Facility

(in thousands)

	Maximum Available	Available as of June 30, 2005	Drawn
Unsecured Credit Facility	$210,000	$17,000	$188,000

Financial Ratios

EBITDA	31,091
Total interest expense per income statement	9,289
Less amortization of deferred financing fees and change in accrued interest	1,203

Cash interest expense	8,086
Debt service coverage ratio based on cash interest expense (a)	3.8
Scheduled debt principal payments and preferred dividends	4,180
Total fixed charges	12,266
Fixed charge coverage ratio (b)	2.5
Debt to total market capitalization (c)	42.8%
Debt plus preferred stock to total market capitalization (d)	48.6%

(a)	EBITDA divided by cash interest expense. Cash interest expense relates to indebtedness less amortized deferred financing fees. Debt service coverage ratio based on GAAP interest expense was 3.3.

(b)	EBITDA divided by fixed charges. Fixed charges include cash interest expense as per a above and scheduled debt principal payments and preferred dividends. Fixed charge coverage ratio including noncash interest expense was 2.3.

(c)	Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock.

(d)	Same as (c), except numerator includes preferred stock.

Digital Realty Trust, Inc.

Second Quarter 2005

Debt Maturities

(in thousands)

Property	Remainder of 2005	2006	2007	2008	2009	Thereafter	Total
Secured Term Debt(1)	960	2,030	2,150	2,252	2,408	144,078	153,878
Lakeside Technology Center(2)	—	523	1,107	98,370	—	—	100,000
Univision Tower-Mortgage	331	702	747	784	55,048	—	57,612
200 Paul Avenue-Mortgage(2)	979	44,817	—	—	—	—	45,796
Ardenwood Corporate Park, NTT/Verio Premier Data Center, VarTec Building-Mortgage(3)	—	43,000	—	—	—	—	43,000
Stanford Place II-Mortgage	—	—	—	—	26,000	—	26,000
Carrier Center-Mortgage(4)	221	442	25,080	—	—	—	25,743
Camperdown House-Mortgage	991	2,086	2,233	2,390	17,383	—	25,083
Ardenwood Corporate Park, NTT/Verio Premier Data Center, VarTec Building-Mezzanine(3)	—	22,000	—	—	—	—	22,000
Granite Tower-Mortgage	270	540	540	540	19,530	—	21,420
100 Technology Center Drive-Mortgage	—	—	—	—	20,000	—	20,000
Maxtor Manufacturing Facility-Mortgage(2)	212	17,540	—	—	—	—	17,752
MAPP Building-Mortgage	49	105	114	120	132	9,203	9,723
AT&T Web Hosting Facility-Mortgage(2)	—	8,775	—	—	—	—	8,775
Unsecured Credit Facility	—	—	188,000	—	—	—	188,000

Total	4,013	142,560	219,971	104,456	140,501	153,281	764,782

(1)	This amount represents six mortgage loans secured by the Company’s interests in 36 Northeast Second Street, Brea Data Center, Comverse Technology Building, Hudson Corporate Center, Siemens Building, and Webb at LBJ. Each of these loans are cross-collateralized by the six properties.

(2)	Two one-year extensions are available.

(3)	A 13-month extension and a one-year extension are available.

(4)	A one-year extension option is available.

Note:	Above amounts assume no exercise of extensions.

Digital Realty Trust, Inc.

Second Quarter 2005

Occupancy Analysis

As of June 30, 2005

	Acquisition date	Metropolitan Area	Net Rentable Square Feet	Annualized Rent (1)	Occupancy				Square Feet as a % of		Annualized Rent as a % of
Property					As of 6/30/05		As of 3/31/05		Property Type	Total Portfolio	Property Type	Total Portfolio
Telecommunications Infrastructure
Lakeside Technology Center	May 2005	Chicago	805,150	$19,107,622	89.3	(2)%	N/A	%	29.0%	10.3	32.6%	13.5%
200 Paul Avenue	Nov. 2004	San Francisco	532,238	$11,831,316	87.1		83.4		19.1	6.8	20.2	8.3
Univision Tower	Jan. 2002	Dallas	477,107	$8,305,773	80.3		79.9		17.2	6.1	14.2	5.8
Carrier Center	May 2004	Los Angeles	490,078	$7,333,289	72.3		79.7		17.6	6.3	12.5	5.2
Camperdown House	July 2002	London, UK	63,233	$3,980,460	100.0		100.0		2.3	0.8	6.8	2.8
1100 Space Park Drive	Nov. 2004	Silicon Valley	167,951	$3,522,947	46.6		46.6		6.0	2.2	6.0	2.5
36 Northeast Second Street	Jan. 2002	Miami	162,140	$3,129,972	81.2		81.2		5.8	2.1	5.3	2.2
Burbank Data Center	Dec. 2004	Los Angeles	82,911	$1,414,300	100.0		100.0		3.0	1.1	2.4	1.0

			2,780,808	58,625,679	81.9		80.9		100.0	35.7	100.0	41.3
Information Technology Infrastructure
833 Chestnut Street	March 2005	Philadelphia	547,195	7,178,893	91.5	(2)	91.5		18.2	7.0	14.5	5.1
Hudson Corporate Center	Nov. 2002	New York	311,950	6,867,246	87.4		87.4		10.4	4.0	13.9	4.8
Savvis Data Center 1	May 2004	Silicon Valley	300,000	5,760,000	100.0		100.0		10.0	3.8	11.7	4.1
Webb at LBJ	Aug. 2004	Dallas	365,648	4,615,911	90.5		90.6		12.2	4.7	9.3	3.3
AboveNet Data Center	Sept. 2004	Silicon Valley	187,334	4,431,834	95.7		96.2		6.2	2.4	9.0	3.1
NTT/Verio Premier Data Center	Dec. 2002	Silicon Valley	130,752	3,932,448	100.0		100.0		4.3	1.7	8.0	2.8
Savvis Data Center 2	June 2005	Silicon Valley	167,932	3,027,814	100.0		N/A		5.6	2.2	6.1	2.1
Savvis Data Center 3	June 2005	Los Angeles	113,606	2,048,316	100.0		N/A		3.8	1.5	4.1	1.4
Savvis Data Center 4	June 2005	Silicon Valley	103,940	1,874,038	100.0		N/A		3.5	1.3	3.8	1.3
Savvis Data Center 5	June 2005	Silicon Valley	90,139	1,625,206	100.0		N/A		3.0	1.2	3.3	1.1
Ameriquest	June 2005	Denver	82,229	1,521,240	100.0		N/A		2.7	1.1	3.1	1.1
eBay Data Center	Oct. 2004	Sacramento	62,957	1,479,943	100.0		100.0		2.1	0.8	3.0	1.0
VarTec Building	Jan. 2003	Dallas	135,250	1,352,500	100.0		100.0		4.5	1.7	2.7	1.0
MAPP Building	March 2005	Minneapolis/St. Paul	88,134	1,339,637	100.0		100.0		2.9	1.1	2.7	0.9
Brea Data Center	Aug. 2003	Los Angeles	68,807	1,228,194	100.0		100.0		2.3	0.9	2.5	0.9
AT&T Web Hosting Facility	June 2003	Atlanta	250,191	1,137,564	50.5		50.5		8.3	3.2	2.3	0.8

			3,006,064	49,420,784	91.6		89.1		100.0	38.6	100.0	34.8
Technology Manufacturing
Ardenwood Corporate Park	Jan. 2003	Silicon Valley	307,657	7,852,980	100.0		100.0		50.9	3.9	57.0	5.5
Maxtor Manufacturing Facility	Sept. 2003	Silicon Valley	183,050	3,371,122	100.0		100.0		30.3	2.3	24.5	2.4
ASM Lithography Training Facility	May 2003	Phoenix	113,405	2,549,165	100.0		100.0		18.8	1.5	18.5	1.8

			604,112	13,773,267	100.0		100.0		100.0	7.7	100.0	9.7
Technology Office/Corporate Headquarters
Comverse Technology Building	June 2004	Boston	386,956	5,989,152	100.0		100.0		27.6	5.0	29.8	4.2
Stanford Place II	Sept. 2003	Denver	366,184	3,201,311	91.9		88.4		26.2	4.7	15.9	2.3
100 Technology Center Drive	Feb. 2004	Boston	197,000	3,743,000	100.0		100.0		14.1	2.5	18.6	2.6
Granite Tower	Sept. 2003	Dallas	240,065	3,391,390	94.3		94.6		17.1	3.1	16.9	2.4
Siemens Building	April 2004	Dallas	125,538	2,262,735	100.0		100.0		9.0	1.6	11.2	1.6
Savvis Office Building	June 2005	Silicon Valley	84,383	1,521,425	100.0		N/A		6.0	1.1	7.6	1.1

			1,400,126	20,109,013	96.9		95.8		100.0	18.0	100.0	14.2

Portfolio Total/Weighted Average			7,791,110	$141,928,743	89.7%		88.9%		100.0%	100.0%	100.0%	100.0%

(1)	Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2005. This amount reflects total base rent before any one-time or non-recurring rent abatements, but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a full gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	The properties at Lakeside Technology Center and 833 Chestnut Street have an additional 290,000 and 107,563 square feet, respectively of vacant space held for redevelopment. The occupancy percentage presented excludes the space available for redevelopment.

Digital Realty Trust, Inc.

Second Quarter 2005

Major Tenants

As of June 30, 2005

Tenant	Number of Locations	Total Occupied Square Feet (1)	Percentage of Net Rentable Square Feet	Annualized Rent	Percentage of Annualized Rent	Weighted Average Remaining Lease Term in Months
1 Savvis Communications	9	1,119,401	14.4%	$22,573,500	15.9%	132
2 Qwest Communications International, Inc.	7	610,181	7.8%	16,878,209	11.9%	113
3 Verio Inc. (2)	2	238,051	3.1%	6,663,756	4.7%	87
4 Equinix, Inc.	2	272,904	3.5%	5,933,780	4.2%	119
5 Comverse Network Systems	2	367,033	4.7%	5,690,307	4.0%	68
6 Abgenix	1	131,386	1.7%	5,114,252	3.6%	70
7 Leslie & Godwin (3)	2	63,233	0.8%	3,980,460	2.8%	54
8 Stone & Webster, Inc.	1	197,000	2.5%	3,743,000	2.6%	93
9 AboveNet	3	135,103	1.7%	3,673,549	2.6%	171
10 Maxtor Corporation	1	183,050	2.3%	3,371,122	2.4%	75
11 SBC Communications	1	141,663	1.8%	2,773,762	2.0%	75
12 XO	5	98,636	1.3%	2,770,070	2.0%	115
13 Tycom Networks, Inc.	1	59,289	0.8%	2,721,041	1.9%	137
14 Thomas Jefferson University	1	185,707	2.4%	2,594,810	1.8%	65
15 ASML US, Inc.	1	113,405	1.5%	2,549,165	1.8%	140

Total/Weighted Average		3,916,042	50.3%	$91,030,783	64.1%	107

(1)	Occupied square footage is defined as leases that have commenced on or before June 30, 2005.

(2)	Verio is a wholly-owned subsidiary of Nippon Telegraph & Telephone.

(3)	Leslie & Godwin is a United Kingdom subsidiary of AON Corporation.

Digital Realty Trust, Inc.

Second Quarter 2005

Lease Expirations

As of June 30, 2005

Year	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Net Rentable Square Feet	Annualized Rent	Percentage of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available		800,653	10.3%	$—	0.0%
2005	15	46,273	0.6%	754,467	0.5%	$16.30	$17.58	$813,618
2006	30	220,307	2.8%	3,142,331	2.2%	$14.26	$15.00	3,305,554
2007	28	145,315	1.9%	2,644,800	1.9%	$18.20	$20.41	2,965,536
2008	36	253,041	3.3%	5,470,160	3.9%	$21.62	$22.86	5,784,337
2009	34	447,715	5.7%	10,221,269	7.2%	$22.83	$24.56	10,996,466
2010	41	905,552	11.6%	18,208,254	12.8%	$20.11	$22.22	20,120,769
2011	26	1,156,425	14.9%	24,338,375	17.1%	$21.05	$24.05	27,814,311
2012	9	134,740	1.7%	2,637,258	1.8%	$19.57	$22.81	3,073,558
2013	15	632,975	8.1%	9,899,745	7.0%	$15.64	$17.41	11,020,953
2014	22	571,689	7.3%	9,025,637	6.4%	$15.79	$20.30	11,606,422
Thereafter	52	2,476,425	31.8%	55,586,447	39.2%	$22.45	$31.51	78,025,883

Portfolio Total / Weighted Average	308	7,791,110	100.0%	$141,928,743	100.0%	$20.30	$25.11	$175,527,407

Digital Realty Trust, Inc.

Second Quarter 2005

Lease Distribution

As of June 30, 2005

Square Feet Under Lease	Number of Leases	Percentage of All Leases	Total Net Rentable Square Feet	Percentage of Net Rentable Square Feet	Annualized Rent	Percentage of Annualized Rent
Available			800,653	10.3%	$—	0.0%
2,500 or less	113	36.7%	101,210	1.3%	4,555,423	3.2%
2,501 - 10,000	71	23.0%	377,421	4.8%	7,530,278	5.3%
10,001 - 20,000	40	13.0%	599,497	7.7%	12,077,305	8.5%
20,001 - 40,000	37	12.0%	1,004,516	12.9%	15,596,598	11.0%
40,001 - 100,000	27	8.8%	1,815,395	23.3%	40,908,567	28.8%
Greater than 100,000	20	6.5%	3,092,418	39.7%	61,260,572	43.2%

Portfolio Total	308	100.0%	7,791,110	100.0%	$141,928,743	100.0%

Digital Realty Trust, Inc.

Second Quarter 2005

Leasing Activity

As of June 30, 2005

	For the Three Months Ended June 30, 2005	% Leased
Occupied Square Feet as of March 31, 2005	5,600,470	88.9%
Q2 2005 Acquisition: Lakeside Technology Center (1)	718,921
Q2 2005 Acquisition: Ameriquest	82,229
Q2 2005 Acquisition: Savvis #3	113,606
Q2 2005 Acquisition: Savvis #2	167,932
Q2 2005 Acquisition: Savvis #4	103,940
Q2 2005 Acquisition: Savvis #5	90,139
Q2 2005 Acquisition: Savvis Office Building	84,383

Occupied Square Feet including Q2 2005 Acquisitions	6,961,620	89.4%
Expirations	(6,573)	(0.1%)
New Leases	41,967	0.5%
Renewals	4,517	0.1%
Expansions	424	0.0%
Remeasurements (2)	56,670	0.7%
Terminations	(68,168)	(0.9%)

Occupied Square Feet as of June 30, 2005	6,990,457	89.7%

Cash Rent Growth (3)
Expiring Rate per Square Foot		$15.43
New / Renewed Rate per Square Foot		$58.73
Percentage Increase		280.7%
GAAP Rent Growth (4)
Expiring Rate per Square Foot		$22.50
New / Renewed Rate per Square Foot		$60.65
Percentage Increase		169.6%
Weighted Average Lease Term - New (in months)		42
Weighted Average Lease Term - Renewal (in months)		60

(1)	Excludes space held for redevelopment.

(2)	Represents remeasuring of building to BOMA standards.

(3)	Represents the difference between (i) initial contractual rents on new and renewed leases and (ii) the cash rents on expiring leases immediately prior to the expiration or termination.

(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Digital Realty Trust, Inc.

Second Quarter 2005

Tenant Improvements and Leasing Commissions

As of June 30, 2005

			Full Year
	Q2 2005	Q1 2005	2004	2003	2002
Renewals (1)
Number of renewals	1	3	4	10	5
Square Feet	4,517	12,295	19,079	78,172	28,418
Tenant improvement costs per square foot (2)	$20.00	$3.93	$15.06	$1.83	$4.12
Leasing commission costs per square foot (2)	6.24	9.11	6.78	6.09	5.08
Total tenant improvement and leasing commission costs per square foot	$26.24	$13.04	$21.84	$7.92	$9.20

New Leases (3)
Number of leases	18	6	34	18	4
Square Feet	41,967	15,762	220,868	229,211	34,794
Tenant improvement costs per square foot (2)	$5.10	$13.01	$14.55	$2.27	$14.34
Leasing commission costs per square foot (2)	8.58	4.54	10.08	12.55	12.37
Total tenant improvement and leasing commission costs per square foot	$13.68	$17.55	$24.63	$14.82	$26.71

Total (4)
Number of leases/renewals	19	9	38	28	9
Square Feet	46,484	28,057	239,947	307,383	63,212
Tenant improvement costs per square foot (2)	$6.55	$9.03	$14.59	$2.16	$9.75
Leasing commission costs per square foot (2)	8.35	6.54	9.82	10.91	9.09
Total tenant improvement and leasing commission costs per square foot	$14.90	$15.57	$24.41	$13.07	$18.84

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.

(2)	Assumes all tenant improvement and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they are actually paid.

(3)	Includes retained tenants that have relocated to new space or expanded into new space within our portfolio.

(4)	We have acquired several properties in the past which may make a period over period comparison difficult. For a list of the acquisition dates of our properties see page 18.

Digital Realty Trust, Inc.

Second Quarter 2005

Historical Capital Expenditures

As of June 30, 2005

			Full Year
	Q2 2005	Q1 2005	2004	2003	2002
Recurring capital expenditures (1) (2)	$91,049	$266,974	$711,998	$388,636	$208,758
Non-recurring capital expenditures (2)	$1,604,007	$1,352,219	$2,168,837	$765,587	$430,183
Total square feet at period end	7,791,110	6,303,226	5,652,700	2,792,266	1,145,182
Recurring capital expenditures per square foot	$0.01	$0.04	$0.13	$0.14	$0.18
Non-recurring capital expenditures per square foot	$0.21	$0.21	$0.38	$0.27	$0.38

(1)	Recurring capital expenditures represents non-incremental building improvements required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard”

(2)	We have acquired several properties in the past which may make a period over period comparison difficult. For a list of the acquisition dates of our properties see page 18.

Digital Realty Trust, Inc.

Second Quarter 2005

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES

Funds from Operations:

We calculate Funds from Operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.

Adjusted Funds From Operations:

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs. We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs (iii) noncash compensation (iv) loss from early extinguishment of debt (v) straight line rents (vi) fair valule of lease revenue amortization (vii) capitalized leasing payroll (viii) recurring tenant improvements and (ix) capitalized leasing commissions. Other equity REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other equity REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our operations.

EBITDA:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our performance is limited. Accordingly, EBITDA should be considered only as supplement to net income (computed in accordance with GAAP) as a measure of our financial performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.